Exhibit 10.3



                          EXECUTIVE EMPLOYMENT AGREEMENT
                          -----------------------------

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between COMMERCE PLANET, INC., a Utah corporation (hereafter "Employer" or "Commerce"), and MIGUEL VAZQUEZ (hereafter "Employee"). Employer and Employee may for convenience of reference be collectively referred to as "Parties".

                              R  E  C  I  T  A  L  S:

WHEREAS, Employer is a publicly traded media company offering media products, lead generation services and marketing tools to its client partners and has printing and other fulfillment work needs; and

WHEREAS, Employee maintains experience in printing and fulfillment work and desires to commence employment for Employer on May 31, 2006, and the Parties desire to confirm the terms of the employment of Employee by Employer as herein set forth and hereby enter into this Agreement effective May 31, 2006 (hereafter the "Effective Date"), which Agreement shall supersede any and all prior agreements between the Parties; and

NOW,  THEREFORE,  the  Parties  agree  as  follows:

1.     EMPLOYMENT.
      ------------

Employer shall employ Employee as the President of Commerce's printing and fulfillment division or as the President of an affiliate entity specializing in printing and fulfillment to be formed at a later date. Employee will render printing and fulfillment services on a full-time basis in accordance with the terms and conditions herein set forth, in accordance with Employer's policies, and consistent with the laws of the State of California.

Employee will work on a full-time basis (five days per week, eight hours a day), in fulfilling the duties assigned to him hereunder and will continue to spend as much time as needed to fulfill his duties in a successful manner.

2.     JOB DUTIES.
       ------------

Employee's duties shall include, but are not limited to, the following:

Operating Commerce's printing and fulfillment affiliate; establishing and managing each operating division; establishing and implementing proper operating procedures; ensuring that implemented operating procedures provide for adequate productivity and are compliant with all applicable rules and regulations; and responsibility for revenue growth and operational expense management.

     2.1  EMPLOYMENT.
          ------------

Employee shall act as President of Commerce's printing and fulfillment division or as the President of an affiliate entity specializing in printing and fulfillment to be formed at a later date.

During the term of this Agreement, Employee shall not engage in any other activities which would limit his ability to effectively perform the responsibilities set forth in this Agreement. Specifically, during the term of this Agreement, Employee shall not engage in any other business, other than Commerce or Commerce's affiliated companies and/or divisions which would be considered a conflict of interest and could affect the satisfactory performance of his duties hereunder.

     2.2  EXEMPT STATUS.
          --------------

Employee shall perform such duties as are necessary to the administration and management of Employer's business and has control and supervision of that business during his employment for Commerce. It is understood that while Employee reports and shall be responsible to the CEO/President of Employer, or designee, Employee has discretion to perform such functions as he deems reasonably necessary to the successful operation of Employer's printing and fulfillment division. Accordingly, the Parties understand and agree that Employee is "exempt" on both an executive and administrative basis under applicable California wage and hour laws.

3.     TERM  AND  TERMINATION.
       ----------------------

The term of Employee's employment under this Agreement will commence on the Effective Date and shall be for an initial term of two (2) years from the Effective Date (the "Initial Term"). This Agreement shall be subject to termination during the Initial Term only upon the occurrence of any of the following events:

(a) At any time Employer and Employee mutually agree in writing to terminate this Agreement.

(b)     On  the  death  or  legal  incapacity  of  Employee.

(c) If Employee is "disabled" as defined below and if Employee's disability continues for a period of more than three (3) months, his employment hereunder will automatically terminate with or without formal notice from Employer. For purposes of this Agreement, "disability" shall be defined as an Employee's inability through physical or mental illness or other cause to fully and capably engage in the management of Employer's business operations and/or to perform Employee's obligation herein set forth.

(d) Employer may terminate this Agreement and Employee's employment hereunder, for "cause" as herein defined, upon thirty (30) days prior written notice. For the purposes of this Agreement, "cause" shall be defined as any of the following:

i) Employee's misappropriation of assets, properties, or funds of Employer; or

ii) Employee's conviction of, or plea of guilty or nolo contendere to a felony or misdemeanor involving moral turpitude.

iii) Any conduct that will reasonably tend to materially degrade Employee or bring Employer into public hatred, contempt, or ridicule, or tend to offend the community in which Employee represents Employer, or to materially prejudice Employer's position in the community. Employee acknowledges and agrees that this provision is necessary to protect the profitability of Employer's business.

Upon termination for cause, the Employee shall be entitled to receive only such salary, wages, vested warrants and any earned and unused vacation time, as may have accrued as of the effective date of termination, unless otherwise agreed by Employer in writing. All vested warrants held by Employee at the time of termination of Employee's employment or this Agreement must be exercised or returned immediately to Employer.

(e) In the event that Employee voluntarily terminates his employment with Employer, Employee shall be entitled to receive such salary, wages, and other compensation which has accrued through the effective date of termination.

(g) In the event this Agreement is terminated for any reason, Employer or its affiliates shall have the right in its sole discretion to terminate the Asset Purchase Agreement executed by Employee to any extent possible.
     3.1 At-Will Employment. Employee agrees and acknowledges that upon completion of the Initial Term, Employee shall be deemed an "at-will" employee and Employer may terminate this Agreement and Employee's employment hereunder without "cause" as defined herein.

     4.     COMPENSATION.
            ------------

4.1 Annual Salary. Employer shall pay to Employee during the term of this Agreement or any extension thereof, as consideration for Employee's full and faithful performance of his duties hereunder, an annual salary of $135,000 per annum for the Initial Term and for each Renewal Period thereafter. Payment shall be made on a pro rata basis in accordance with Employer's then applicable payroll procedures.

     4.2 Grant of Restricted Stock. As additional compensation, Employer hereby grants to Employee 300,000 restricted shares of Commerce common stock. The shares shall vest to Employee in increments of 12,500 shares per month for two (2) years; provided, however, that all 300,000 shares shall vest immediately in the event Commerce is acquired by another entity. Notwithstanding the foregoing, Employee acknowledges and agrees that said shares shall not be registered securities and shall only be tradable upon compliance with applicable state and Federal securities laws. In addition, Employee agrees to execute any lockup agreements or similar agreements reasonably requested by Employer or an underwriter for Employer in connection with any proposed public offerings of Employer's common stock. Vesting of shares of said stock shall cease upon termination.

     4.3  Performance  Bonus.   Commerce's  Board  of Directors may elect to pay
Employee up to $25,000 per annum if a performance bonus is deemed appropriate under the circumstances.

     5.     VACATION.
            ---------

Employee shall be entitled to take up to two weeks (ten working days) paid vacation during each calendar year. To the extent possible, vacation leave shall be scheduled at such times as will not interfere with Commerce or its printing and fulfillment division's operations.

6.     SICK  LEAVE.
Employee  shall  be entitled to up to five (5) working days
       -----------
paid sick leave during each calendar year. Unused sick days will not accrue and Employer shall not be obligated to compensate Employee for any unused sick days at any time.

     7.     HEALTH  INSURANCE.
            -----------------

Employee, Employee's spouse and Employee's dependents shall be provided with health insurance coverage or reimbursement at no cost to Employee.

     8.     OTHER  BENEFITS.
            ----------------

Employee will be entitled to participate in any other employee benefit plans which the Board of Directors of Employer may elect to provide for other employees of Commerce or Commerce's affiliated companies and/or divisions.

     9.     CONFIDENTIAL  INFORMATION/EMPLOYER'S OWNERSHIP OF INTANGIBLES.
            --------------------------------------------------------------

Upon termination of his employment hereunder, Employee shall not be entitled to keep or use any documents, files, property or information of any description acquired by Employee pursuant to the performance of his duties herein and pertaining to Employer's business, including, but not limited to, vendor information, accounts receivable, customer lists, business and financial information, trade names, trademarks, service marks, or related matters, including but not limited to the name "Commerce".

Employee agrees that he will not, during or after the Agreement, furnish or make accessible to any person, firm, corporation or other entity any financial information, receipts, business information, customer lists, vendor information, or other proprietary or trade secret data (whether technical or non-technical) acquired by him from Employer, from Employer's principals, or from his co-employee, without the prior written consent of Employer, unless such information is or shall have become public knowledge, other than by being divulged or made accessible by Employee.

     10.     AMENDMENTS  TO  AGREEMENT.
             --------------------------

The terms of Employee's employment for Employer are described in full in this Agreement, and there are no other terms not contained in this Agreement. Any changes in the terms of employment shall be deemed valid only if they are in writing and signed by an authorized representative of Commerce and by Employee.

     11.     NOTICES.  In  the  event that any notices are sent by either of the
             -------
parties to the other, such notices shall be in writing, and shall be sent by registered or certified mail, return receipt requested, as follows:

If  to  Employer:          COMMERCE  PLANET,  INC.
                           C/O  MICHAEL  HILL
                           CEO/PRESIDENT
                           30  S.  La  Patera  Lane,  Suite  7
                           Goleta,  CA  93117


     If  to  Employee:     MIGUEL  VAZQUEZ
                           5888  Via  Fiore
                           Santa  Barbara,  CA  93117

     12.     ASSIGNMENT.
             -----------

This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, and upon Employee and his heirs, executors, administrators, and legal representatives. Notwithstanding the foregoing, this Agreement shall not be assignable by Employee or Employer without the prior written consent of the other party hereto; provided, however, that Employer may assign all of its rights and interests under this Agreement to any of its affiliates.

     13.     GOVERNING LAW.
             --------------

This Agreement shall be governed in all respects by the laws of the State of California. Should any action or proceeding be brought to construe or enforce the terms and conditions of this Agreement or the rights of the parties hereunder, the losing party shall pay to the prevailing party all court costs and reasonable attorneys' fees and costs incurred in such action or proceeding.

14.     VALIDITY  OF  AGREEMENT.
        ------------------------

If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, such provision shall not be null and void but the remaining provisions of this Agreement shall remain in full force and effect.

This Agreement is executed at Santa Barbara, California, and shall be effective as of the 1st day of June, 2006.

     EMPLOYER

     COMMERCE  PLANET,  INC.


     BY  /S/  MICHAEL  HILL
         ------------------------
         MICHAEL  HILL
         CEO  AND  PRESIDENT


     EMPLOYEE


       /S/  MIGUEL  VAZQUEZ
       ------------------------
       MIGUEL  VAZQUEZ